STOCK REDEMPTION AGREEMENT

THIS STOCK REDEMPTION AGREEMENT (the “Agreement”) is entered into and effective as of October 1, 2013 by and between RELIABILITY INCORPORATED, a Texas corporation with a business address at 410 Park Avenue – 15th floor, New York, New York 10022 (the “Company”), and GREGGORY SCHNEIDER, an individual residing 10445 Wilshire Boulevard, #1806, Los Angeles, California 90024 (the “Redeeming Stockholder”).  The Company and the Redeeming Stockholder are sometimes referred to collectively herein as the “Parties” and individually as a “Party”.

WHEREAS, the Company desires to acquire from the Redeeming Stockholder 1,587,500 shares (the “Shares”) of the common stock of the Company, no par value per share, on the terms and conditions hereinafter set forth, and the Redeeming Stockholder desires to have the Shares redeemed;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the Parties do hereby agree as follows:

1.            Redemption of Shares. Subject to the terms and conditions hereinafter set forth, the Company hereby agrees to acquire from the Redeeming Stockholder the Shares, at a price in cash equal to $23,392.00 in the aggregate (or approximately $0.0147 per share) (the “Redemption Price”), less an amount equal to 11.7% of the legal fees incurred by the Company in connection with the transactions contemplated by this Agreement and the Stock Purchase Agreement by and between the Company and Jeffrey E. Eberwein dated as of the date hereof (the “Expense Adjustment”), and the Redeeming Stockholder agrees to sell the Shares to the Company for such Redemption Price less the Expense Adjustment.  The certificates reflecting the Shares will be surrendered and delivered by the Redeeming Stockholder contemporaneously herewith, along with a duly executed stock power with Medallion Guarantee, in exchange for the Redemption Price (less the Expense Adjustment) which shall be paid by wire transfer of immediately available funds contemporaneously therewith to an account or accounts designated by the Redeeming Stockholder.

2.           Representations and Warranties of the Company.  The Company represents and warrants to the Redeeming Stockholder as follows:

(a)           The Company has all requisite corporate power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby.  The Company has obtained all necessary approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Company and (assuming due execution and delivery by the Redeeming Stockholder) constitutes the Company’s legal, valid and binding obligation, enforceable against the Company in accordance with its terms.

(b)           The execution, delivery and performance by the Company of this Agreement does not conflict with, violate or result in the breach of, any agreement, instrument, order, judgment, decree, law or governmental regulation to which the Company is a party or is subject.

(c)           No governmental, administrative or other third party consents or approvals are required by or with respect to the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(d)           There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of the Company, threatened against or by the Company that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(e)           No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

3.           Representations and Warranties of the Redeeming Stockholder.  The Redeeming Stockholder represents and warrants to the Company as follows:

(a)           The Redeeming Stockholder has all requisite power and authority to execute and deliver this Agreement, to carry out his obligations hereunder, and to consummate the transactions contemplated hereby. The Redeeming Stockholder has obtained all necessary approvals for the execution and delivery of this Agreement, the performance of his obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Redeeming Stockholder and (assuming due execution and delivery by the Company) constitutes the Redeeming Stockholder’s legal, valid and binding obligation, enforceable against the Redeeming Stockholder in accordance with its terms.

(b)           The Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by the Redeeming Stockholder, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (the “Encumbrances”).

(c)           The execution, delivery and performance by the Redeeming Stockholder of this Agreement do not conflict with, violate or result in the breach of, or create any Encumbrance on the Shares pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which the Redeeming Stockholder is a party or is subject or by which the Shares are bound.

(d)           No governmental, administrative or other third party consents or approvals are required by or with respect to the Redeeming Stockholder in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e)           There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of the Redeeming Stockholder, threatened against or by the Redeeming Stockholder that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(f)           No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Redeeming Stockholder.

4.           Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

5.           Indemnification.  Each Party shall indemnify the other and hold the other Party harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by either Party resulting from any breach of any representation, warranty, covenant or agreement made by the other Party herein or in any instrument or document delivered by the other Party pursuant hereto.

6.           Further Assurances. Following the date hereof, each of the Parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

7.           Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the Parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving Party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Section.

8.           Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

9.           Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party may assign any of its rights or obligations hereunder without the prior written consent of the other Parties hereto, which consent shall not be unreasonably withheld or delayed.

10.           Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

11.           Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

12.           Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

13.           Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of Texas without giving effect to any choice or conflict of law provision or rule (whether of Texas or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of Texas. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of Texas in each case located in Dallas, Texas, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such Party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

14.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

15.           Legal Counsel.  Each of the Parties hereto represents, warrants and covenants that it has had ample opportunity to consider entering into this Agreement and has had an opportunity to consult with counsel regarding this Agreement prior to executing the same. The Redeeming Stockholder understands and agrees that Kaye Cooper Kay & Rosenberg, LLP, the draftsperson of this Agreement, has prepared this Agreement on behalf of the Company and is not representing the Redeeming Stockholder in an individual capacity in the negotiation and consummation of the transactions hereunder. The Parties further agree that any rule that provides that an ambiguity within a document will be interpreted against the Party drafting such document shall not apply.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

The Company:

RELIABILITY INCORPORATED

By:  /s/ Jay Gottlieb
Name:           Jay Gottlieb
Title:           President

The Redeeming Stockholder:

/s/Greggory Schneider
GREGGORY SCHNEIDER